UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 21, 2007
V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5256 (Commission File Number)	23-1180120 (IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina (Address of Principal Executive Offices)		27408 (Zip Code)
Registrant’s telephone number, including area code 336-424-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation.
     On August 21, 2007, VF Corporation (the “Company”), as borrower, entered into a Credit Agreement with the lenders named therein (the “Lenders”), Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and book managers, Bank of America, N.A., as syndication agent, and Citibank, N.A., as administrative agent (the “Agent”). The Credit Agreement has a stated termination date of August 19, 2008. Subject to the terms and conditions of the Credit Agreement, the Company may request an extension of the stated termination date for an additional 364 days. Under the Credit Agreement, the Lenders have agreed to provide advances in an aggregate principal amount of up to $400,000,000. Interest on the borrowings under the Credit Agreement at the applicable base rate or Eurodollar rate, in either case plus an applicable margin and fees. Borrowings under the Credit Agreement may be used for general corporate purposes of the Company, including, without limitation, in connection with the acquisition of Seven for All Mankind, LLC and lucy activewear, inc.
     The terms of the Credit Agreement include representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default that are customary for credit facilities of this nature. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults on other indebtedness, the Agent may terminate the obligation of the Lenders under the Credit Agreement to make advances and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of an actual or deemed entry of an order for relief with respect to the Company or any significant subsidiary of the Company under applicable bankruptcy laws, the obligation of each Lender to make advances shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.
     The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
The following is furnished as an exhibit to this report:
10.1	Credit Agreement by and among VF Corporation, as Borrower, Citibank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, and the Lenders Party thereto from time to time as of August 21, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION (Registrant)
By:	/s/ Candace S. Cummings
Candace S. Cummings
Vice President – Administration, General Counsel and Secretary

Date: August 24, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement by and among VF Corporation, as Borrower, Citibank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, and the Lenders Party thereto from time to time as of August 21, 2007